The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 1, 2020

Citigroup Global Markets Holdings Inc.	June ---, 2020 Medium-Term Senior Notes, Series N Pricing Supplement No. 2020-USNCH4536 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-224495 and 333-224495-03

Autocallable Securities Linked to the Worst Performing of the Financial Select Sector SPDR® Fund, the Industrial Select Sector SPDR® Fund and the SPDR® S&P® Homebuilders ETF Due June 8, 2023

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest, do not guarantee the repayment of principal at maturity and are subject to potential automatic early redemption on a periodic basis on the terms described below. Your return on the securities will depend solely on the performance of the worst performing of the underlyings specified below.

▪	The securities offer the potential for automatic early redemption at a premium following the first valuation date (other than the final valuation date) on which the closing value of the worst performing underlying on that valuation date is greater than or equal to its initial underlying value. If the securities are not automatically redeemed prior to maturity, the payment at maturity will depend on the final underlying value of the worst performing underlying on the final valuation date. In this circumstance, you will be repaid the stated principal amount of your securities at maturity so long as the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its trigger value specified below, and if the final underlying value of the worst performing underlying on the final valuation date is also greater than or equal to its initial underlying value, you will also receive a premium. However, if the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its trigger value, you will not be repaid the stated principal amount of your securities at maturity and, instead, will receive underlying shares of the worst performing underlying on the final valuation date (or, in our sole discretion, cash based on the value thereof) expected to be worth less than your initial investment and possibly worth nothing. You may lose your entire investment in the securities.

▪	You will be subject to risks associated with each of the underlyings and will be negatively affected by adverse movements in any one of the underlyings. Although you will have downside exposure to the worst performing underlying on the final valuation date, you will not receive dividends or participate in any appreciation of any of the underlyings.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Underlying	Initial underlying value*	Trigger value**	Equity ratio***
Financial Select Sector SPDR® Fund	$	$
Industrial Select Sector SPDR® Fund	$	$
SPDR® S&P® Homebuilders ETF	$	$

* For each underlying, its closing value on the pricing date

** For each underlying, 70% of its initial underlying value

*** For each underlying, the stated principal amount divided by its initial underlying value

Stated principal amount:	$1,000 per security
Pricing date:	June 4, 2020
Issue date:	June 9, 2020
Valuation dates:	June 17, 2021, June 6, 2022 and June 5, 2023 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:	Unless earlier redeemed, June 8, 2023
Automatic early redemption:	If, on any valuation date prior to the final valuation date, the closing value of the worst performing underlying on that valuation date is greater than or equal to its initial underlying value, the securities will be automatically redeemed on the fifth business day immediately following that valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any valuation date prior to the final valuation date, they will cease to be outstanding and you will not receive the premium applicable to any later valuation date.
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive at maturity, for each security you then hold, an amount in cash equal to:

▪   If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its initial underlying value: $1,000 + the premium applicable to the final valuation date

▪   If the final underlying value of the worst performing underlying on the final valuation date is less than its initial underlying value but greater than or equal to its trigger value: $1,000

▪   If the final underlying value of the worst performing underlying on the final valuation date is less than its trigger value:
a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value)

If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its trigger value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.

Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17324XZB9 / US17324XZB99
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$17.50	$982.50
Total:	$	$	$

(Key Terms continued on next page)

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $893.50 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-08 dated February 15, 2019      Prospectus Supplement and Prospectus each dated May 14, 2018

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

KEY TERMS (continued)
Premium:

The premium applicable to each valuation date will be determined on the pricing date and will be at least the percentage indicated below. The premium may be significantly less than the appreciation of any underlying from the pricing date to the applicable valuation date.

•   June 17, 2021:     22.50% of the stated principal amount

•   June 6, 2022:       45.00% of the stated principal amount

•   June 5, 2023:        67.50% of the stated principal amount

Underlying return:	For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value
Worst performing underlying:	For any valuation date, the underlying with the lowest underlying return determined as of that valuation date
Final underlying value:	For each underlying, its closing value on the final valuation date

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, the accompanying product supplement contains important information about how the closing value of each underlying will be determined and about adjustments that may be made to the terms of the securities upon the occurrence of market disruption events and other specified events with respect to each underlying. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Closing Value. The “closing value” of each underlying on any date is the closing price of its underlying shares on such date, as provided in the accompanying product supplement. The “underlying shares” of the underlyings are their respective shares that are traded on a U.S. national securities exchange. Please see the accompanying product supplement for more information.

Underlying Prospectuses. In addition to this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, you should read the prospectus for each underlying on file at the SEC website, which can be accessed via the hyperlinks below. The contents of these prospectuses and any documents incorporated by reference therein are not incorporated by reference herein or in any way made a part hereof.

Prospectus for Financial Select Sector SPDR® Fund dated January 31, 2020:
https://www.sec.gov/Archives/edgar/data/1064641/000119312520016793/d843854d485bpos.htm

Prospectus for Industrial Select Sector SPDR® Fund dated January 31, 2020:
https://www.sec.gov/Archives/edgar/data/1064641/000119312520016793/d843854d485bpos.htm

Prospectus for SPDR® S&P® Homebuilders ETF dated October 31, 2019:
https://www.sec.gov/Archives/edgar/data/1064642/000119312519276058/d802604d485bpos.htm

Prospectus. The first sentence of “Description of Debt Securities— Events of Default and Defaults” in the accompanying prospectus shall be amended to read in its entirety as follows:

Events of default under the indenture are:

•	failure of Citigroup Global Markets Holdings or Citigroup to pay required interest on any debt security of such series for 30 days;
•	failure of Citigroup Global Markets Holdings or Citigroup to pay principal, other than a scheduled installment payment to a sinking fund, on any debt security of such series for 30 days;
•	failure of Citigroup Global Markets Holdings or Citigroup to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;
•	failure of Citigroup Global Markets Holdings to perform for 90 days after notice any other covenant in the indenture applicable to it other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series; and
•	certain events of bankruptcy or insolvency of Citigroup Global Markets Holdings, whether voluntary or not (Section 6.01).

Citigroup Global Markets Holdings Inc.

Payout Tables and Diagram

The table below illustrates how the amount payable per security will be calculated if the closing value of the worst performing underlying on any valuation date is greater than or equal to its initial underlying value. The tables and diagram below assume that the premium will be set at the minimum level indicated under “Key Terms” above. The actual premium applicable to each valuation date will be determined on the pricing date.

If the first valuation date on which the closing value of the worst performing underlying on that valuation date is greater than or equal to its initial underlying value is . . .	. . . then you will receive the following payment per $1,000 security upon automatic early redemption or at maturity, as applicable:
June 17, 2021	$1,000 + applicable premium = $1,000 + $225 = $1,225
June 6, 2022	$1,000 + applicable premium = $1,000 + $450 = $1,450
June 5, 2023	$1,000 + applicable premium = $1,000 + $675 = $1,675

If, on any valuation date, the closing value of any underlying is greater than or equal to its initial underlying value, but the closing value of any other underlying is less than its initial underlying value, you will not receive the premium indicated above following that valuation date. In order to receive the premium indicated above, the closing value of each underlying on the applicable valuation date must be greater than or equal to its initial underlying value.

The table below indicates what the value of your payment at maturity would be for various hypothetical underlying returns of the worst performing underlying on the final valuation date, assuming the securities are not automatically redeemed prior to maturity. If you receive underlying shares of the worst performing underlying on the final valuation date at maturity, the table below illustrates the value of these shares based on their final underlying value. What you receive at maturity (if the securities are not earlier automatically redeemed) will depend on the actual final underlying value of the worst performing underlying on the final valuation date.

Hypothetical Payment at Maturity(1)
Hypothetical Underlying Return of Worst Performing Underlying on the Final Valuation Date	Hypothetical Payment at Maturity per Security
100.00%	$1,675.00
75.00%	$1,675.00
50.00%	$1,675.00
25.00%	$1,675.00
10.00%	$1,675.00
0.00%	$1,675.00
-0.01%	$1,000.00
-10.00%	$1,000.00
-20.00%	$1,000.00
-30.00%	$1,000.00
-30.01%	$699.90
-50.00%	$500.00
-75.00%	$250.00
-100.00%	$0.00

(1) Assumes the securities are not automatically redeemed prior to maturity. Each security has a stated principal amount of $1,000.00.

Citigroup Global Markets Holdings Inc.

The diagram below illustrates the value of what your receive at maturity, assuming the securities have not previously been automatically redeemed, for a range of hypothetical underlying returns of the worst performing underlying on the final valuation date. If you receive underlying shares of the worst performing underlying on the final valuation date at maturity, the diagram below illustrates the value of these shares based on their final underlying value. What you receive at maturity (if the securities are not earlier automatically redeemed) will be determined based solely on the performance of the worst performing underlying on the final valuation date.

Investors in the securities will not receive any dividends with respect to the underlyings. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—You will not receive dividends or have any other rights with respect to the underlyings” below.

Payment at Maturity

■ The Securities	■ The Worst Performing Underlying on the Final Valuation Date

Citigroup Global Markets Holdings Inc.

Hypothetical Examples of What You May Receive at Maturity

The examples below illustrate how to determine what you will receive at maturity on the securities, assuming the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its initial underlying value. The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of any payment that may be made on the securities.

The examples below are based on the following hypothetical values and do not reflect the actual initial underlying values, trigger values or equity ratios of the underlyings. For the actual initial underlying values, trigger values and equity ratios, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that what you actually receive at maturity per security will be calculated based on the actual initial underlying value, trigger value and equity ratio of each underlying, and not the hypothetical values indicated below.

Underlying	Hypothetical initial underlying value	Hypothetical trigger value	Hypothetical equity ratio
Financial Select Sector SPDR® Fund	$100	$70 (70% of its hypothetical initial underlying value)	10.00000
Industrial Select Sector SPDR® Fund	$100	$70 (70% of its hypothetical initial underlying value)	10.00000
SPDR® S&P® Homebuilders ETF	$100	$70 (70% of its hypothetical initial underlying value)	10.00000

The examples below are intended to illustrate how, if the securities are not automatically redeemed prior to maturity, what you receive at maturity will depend on the final underlying value of the worst performing underlying on the final valuation date. What you actually receive at maturity per security will depend on the actual final underlying value of the worst performing underlying on the final valuation date.

Example 1—Par Scenario.

Underlying	Hypothetical final underlying value	Hypothetical underlying return
Financial Select Sector SPDR® Fund	$110	10%
Industrial Select Sector SPDR® Fund	$90	-10%
SPDR® S&P® Homebuilders ETF	$120	20%

In this example, the Industrial Select Sector SPDR® Fund has the lowest underlying return and is, therefore, the worst performing underlying on the final valuation date. Because the final underlying value of the worst performing underlying on the final valuation date is less than its initial underlying value but greater than its trigger value, you would be repaid the stated principal amount of $1,000 per security at maturity but would not receive any premium.

Example 2—Downside Scenario.

Underlying	Hypothetical final underlying value	Hypothetical underlying return
Financial Select Sector SPDR® Fund	$30	-70%
Industrial Select Sector SPDR® Fund	$105	5%
SPDR® S&P® Homebuilders ETF	$80	-20%

In this example, the Financial Select Sector SPDR® Fund has the lowest underlying return and is, therefore, the worst performing underlying on the final valuation date. Because the final underlying value of the worst performing underlying on the final valuation date is less than its trigger value, your payment at maturity would be calculated as follows:

Payment at maturity = a number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, in our sole discretion, cash in an amount equal to its equity ratio × its final underlying value)

= 10.00000 underlying shares, with an aggregate cash value (based on the final underlying value of the worst performing underlying) of $300

Citigroup Global Markets Holdings Inc.

Because the final underlying value of the worst performing underlying on the final valuation date is less than its trigger value, you would not receive the stated principal amount of the securities at maturity and instead would receive a number of underlying shares of the worst performing underlying on the final valuation date (or, in our sole discretion, cash based on the value thereof) expected to be worth less than the stated principal amount.

Citigroup Global Markets Holdings Inc.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each underlying. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. If the securities are not automatically redeemed prior to maturity, what you receive at maturity will depend on the performance of the worst performing underlying on the final valuation date. If the final underlying value of the worst performing underlying on the final valuation date is less than its trigger value, you will not receive the stated principal amount of the securities at maturity and, instead, will receive underlying shares of the worst performing underlying on the final valuation date (or, in our sole discretion, cash based on the value thereof) that are expected to be worth significantly less than your initial investment in the securities and may be worth nothing. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

We may elect, in our sole discretion, to pay you cash at maturity in lieu of delivering any underlying shares of the worst performing underlying on the final valuation date. If we elect to pay you cash at maturity in lieu of delivering any underlying shares of the worst performing underlying on the final valuation date, the amount of that cash may be less than the market value of those underlying shares on the maturity date because the market value will likely fluctuate between the final valuation date and the maturity date. Conversely, if we do not exercise our cash election right and instead deliver underlying shares of the worst performing underlying to you on the maturity date, the market value of those underlying shares on the maturity date may be less than the cash amount you would have received if we had exercised our cash election right. We will have no obligation to take your interests into account when deciding whether to exercise our cash election right.

▪	The trigger feature of the securities exposes you to particular risks. If the final underlying value of the worst performing underlying on the final valuation date is less than its trigger value, you will receive underlying shares of the worst performing underlying on the final valuation date (or, in our sole discretion, cash based on the value thereof) that are expected to be worth significantly less than your initial investment in the securities and may be worth nothing. As a result, you may lose your entire investment in the securities.

▪	Your potential return on the securities is limited. Your potential return on the securities is limited to the applicable premium payable upon automatic early redemption or at maturity. If the closing value of the worst performing underlying on one of the valuation dates is greater than or equal to its initial underlying value, you will be repaid the stated principal amount of your securities and will receive the fixed premium applicable to that valuation date, regardless of how significantly the closing value of the worst performing underlying on that valuation date may exceed its initial underlying value. Accordingly, any premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in any or all of the underlyings.

▪	The securities do not pay interest. You should not invest in the securities if you seek current income during the term of the securities.

▪	The securities are subject to heightened risk because they have multiple underlyings. The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

▪	The securities are subject to the risks of each of the underlyings and will be negatively affected if any one underlying performs poorly. You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the worst performing underlying alone. Instead, you are subject to the full risks of whichever of the underlyings is the worst performing underlying.

▪	You will not benefit in any way from the performance of any better performing underlying. The return on the securities depends solely on the performance of the worst performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

Citigroup Global Markets Holdings Inc.

▪	You will be subject to risks relating to the relationship between the underlyings. It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship. The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly. It is impossible to predict what the relationship between the underlyings will be over the term of the securities. The underlyings differ in significant ways and, therefore, may not be correlated with each other.

▪	The securities may be automatically redeemed prior to maturity, limiting the term of the securities. If the closing value of the worst performing underlying on any valuation date (other than the final valuation date) is greater than or equal to its initial underlying value, the securities will be automatically redeemed. If the securities are automatically redeemed following any valuation date (other than the final valuation date), they will cease to be outstanding and you will not receive the premium applicable to any later valuation date. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	The securities offer downside exposure to the worst performing underlying, but no upside exposure to any underlying. You will not participate in any appreciation in the value of any underlying over the term of the securities. Consequently, your return on the securities will be limited to the applicable premium payable upon an automatic early redemption or at maturity and may be significantly less than the return on any underlying over the term of the securities.

▪	You will not receive dividends or have any other rights with respect to the underlyings. You will not receive any dividends with respect to the underlyings. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in this pricing supplement do not show any effect of such lost dividend yield over the term of the securities. In addition, you will not have voting rights or any other rights with respect to the underlyings or the stocks included in the underlyings.

▪	The performance of the securities will depend on the closing values of the underlyings solely on the valuation dates, which makes the securities particularly sensitive to volatility in the closing values of the underlyings on or near the valuation dates. Whether the securities will be automatically redeemed prior to maturity will depend on the closing values of the underlyings solely on the valuation dates (other than the final valuation date), regardless of the closing values of the underlyings on other days during the term of the securities. If the securities are not automatically redeemed prior to maturity, what you receive at maturity will depend solely on the final underlying value of the worst performing underlying on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing values of the underlyings on a limited number of dates, the securities will be particularly sensitive to volatility in the closing values of the underlyings on or near the valuation dates. You should understand that the closing value of each underlying has historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated

Citigroup Global Markets Holdings Inc.

value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of the closing values of the underlyings, the correlation between the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The index tracked by the Financial Select Sector SPDR® Fund underwent a significant change on September 16, 2016 and, as a result, the index tracked by the Financial Select Sector SPDR® Fund will differ in important ways from the index tracked by the Financial Select Sector SPDR® Fund in the past. The Financial Select Sector SPDR® Fund seeks to track the S&P Financial Select Sector Index. S&P Dow Jones Indices LLC announced that, on September 16, 2016 (the “rebalance date”), the S&P Financial Select Sector Index would be reconstituted by eliminating the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”). In connection with this change, the Financial Select Sector SPDR® Fund contributed all of its real estate stocks to the Real Estate Select Sector SPDR Fund (“XLRE”) in exchange for shares of XLRE and, on September 19, 2016, the Financial Select Sector SPDR® Fund made an in-kind distribution of the XLRE shares to its shareholders. As a result of this distribution, the Financial Select Sector SPDR® Fund no longer holds real estate stocks and tracks the performance of only those financial services company stocks (which exclude real estate stocks) that remain in the S&P Financial Select Sector Index.

As of September 16, 2016, according to information published by the Financial Select Sector SPDR® Fund, the XLRE shares held by the Financial Select Sector SPDR® Fund represented approximately 18.8% of its total assets.  Accordingly, prior to the rebalance date, real estate stocks accounted for a significant percentage of the Financial Select Sector SPDR® Fund’s holdings and, therefore, after the rebalance date, the Financial Select Sector SPDR® Fund tracks a portfolio of stocks that differs meaningfully from the portfolio that it tracked prior to the rebalance date.  When evaluating the historical performance of the Financial Select Sector SPDR® Fund contained in this pricing supplement, you should bear in mind that the index tracked by the Financial Select Sector SPDR® Fund included a different composition of stocks during the historical period shown than it will include going forward.  The historical performance of the Financial Select Sector SPDR® Fund might have been meaningfully

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different had the index tracked by the Financial Select Sector SPDR® Fund included during the historical period the same composition of stocks as it includes after the rebalance date.

The changes to the Financial Select Sector SPDR® Fund described above represent a significant change in the nature of the Financial Select Sector SPDR® Fund.  We cannot predict what effect these changes may have on the performance of the Financial Select Sector SPDR® Fund.  It is possible that these changes could adversely affect the performance of the Financial Select Sector SPDR® Fund and, in turn, your return on the securities.

▪	The Financial Select Sector SPDR® Fund is subject to risks associated with the financial services sector. All or substantially all of the securities held by the Financial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the financial services sector, including companies from the following sub-industries: banks, thrifts and mortgage finance, diversified financial services, consumer finance, capital markets, mortgage REITs and insurance. Because the value of the securities is linked to the performance of the Financial Select Sector SPDR® Fund, an investment in the securities will be subject to concentrated risks relating to the financial services sector. Financial services companies are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change or due to increased competition. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can have, and in recent years have had, a negative impact on the sector. Insurance companies may be subject to severe price competition. Because the securities are subject to the concentrated risks affecting financial services companies, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector than a more diversified investment.

▪	The Financial Select Sector SPDR® Fund may be disproportionately affected by the performance of a small number of stocks. Approximately 44% of the Financial Select Sector SPDR® Fund is invested in just five stocks – JPMorgan Chase & Co., Berkshire Hathaway Inc. Class B, Bank of America Corporation, Wells Fargo & Company and Citigroup Inc. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the Financial Select Sector SPDR® Fund even if none of the other securities held by the Financial Select Sector SPDR® Fund are affected by such events. Because of the weighting of the holdings of the Financial Select Sector SPDR® Fund, the amount you receive at maturity could be less than the cash settlement amount you would have received if you had invested in a product linked to an exchange-traded fund that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such exchange-traded fund.

▪	Citigroup Inc. is an issuer of equity securities held by the Financial Select Sector SPDR® Fund. Citigroup Inc. is currently an issuer of equity securities held by the Financial Select Sector SPDR® Fund, but, to our knowledge, neither we nor Citigroup are currently affiliated with any other company the equity securities of which are held by the Financial Select Sector SPDR® Fund. Neither we nor Citigroup Inc. have any ability to control the actions of the other issuers of such equity securities. None of the proceeds of this offering will go to the Financial Select Sector SPDR® Fund or the other issuers of equity securities held by the Financial Select Sector SPDR® Fund, and none of those issuers are involved in the offering of the securities in any way. Neither those issuers nor Citigroup Inc. have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

▪	The Industrial Select Sector SPDR® Fund is subject to risks associated with the industrial sector. All or substantially all of the equity securities held by the Industrial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the industrial sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Industrial companies are affected by supply and demand both for their specific product or service and for industrial sector products in general. Government regulation, world events, exchange rates and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities will likewise affect the performance of these companies. Aerospace and defense companies, a component of the industrial sector, can be significantly affected by government spending policies because companies involved in this industry rely, to a significant extent, on U.S. and foreign government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies are heavily influenced by governmental defense spending policies, which are typically under pressure from efforts to control the U.S. (and other) government budgets. Transportation securities, a component of the industrial sector, are cyclical and have occasional sharp price movements, which may result from changes in the economy, fuel prices, labor agreements and insurance costs. These factors could affect the industrial sector and could affect the value of the equity securities held by the Industrial Select Sector SPDR® Fund and the price of the Industrial Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.

▪	The SPDR® S&P® Homebuilders ETF is subject to risks associated with the homebuilding industry. The homebuilding industry is significantly affected by factors in general and local economic conditions and real estate markets, as well as by weather conditions, natural disasters and geopolitical events, any of which could affect the ability of the companies whose stock is held by SPDR® S&P® Homebuilders ETF to conduct their businesses profitably. The homebuilding industry is cyclical and has from time to time experienced significant difficulties. The prices of the stocks held by SPDR® S&P® Homebuilders ETF and, in turn, the price of the SPDR® S&P® Homebuilders ETF, will be affected by a number of factors that may either offset or magnify each other, including a decline in the value of real estate, employment levels and job growth, housing demand and interest rates.

▪	There will be no direct correlation between the value of the securities or the closing value of the SPDR® S&P® Homebuilders ETF and residential housing prices. There is no direct linkage between the closing value of the SPDR® S&P®

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Homebuilders ETF and residential housing prices in specific regions or residential housing prices in general.  While residential housing prices may be one factor that could affect the prices of the stocks held by the SPDR® S&P® Homebuilders ETF and consequently the closing value of the SPDR® the S&P® Homebuilders ETF, the closing value of the SPDR® S&P® Homebuilders ETF and the securities are not directly linked to movements of residential housing prices and may be affected by factors unrelated to such movements.

▪	Our offering of the securities is not a recommendation of any underlying. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

▪	The closing value of an underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing value of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

▪	In the case of an underlying that is an underlying ETF, even if the underlying pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by an underlying that is an underlying ETF unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of the underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of the underlying by the amount of the dividend per share. If an underlying that is an underlying ETF pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	In the case of an underlying that is an underlying ETF, the securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the closing value of the underlying. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares would not.

▪	In the case of an underlying that is an underlying ETF, the securities may become linked to an underlying other than the original underlying upon the occurrence of a reorganization event or upon the delisting of the underlying shares. For example, if the underlying enters into a merger agreement that provides for holders of the underlying shares to receive shares of another entity and such shares are marketable securities, the closing value of the underlying following consummation of the merger will be based on the value of such other shares. Additionally, if the underlying shares are delisted, the calculation agent may select a successor underlying. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

▪	In the case of an underlying that is an underlying ETF, the value and performance of the underlying shares may not completely track the performance of the underlying index that the underlying seeks to track or the net asset value per share of the underlying. In the case of an underlying that is an underlying ETF, the underlying does not fully replicate the underlying index that it seeks to track and may hold securities different from those included in its underlying index. In addition, the

Citigroup Global Markets Holdings Inc.

performance of the underlying will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of the underlying and its underlying index. In addition, corporate actions with respect to the equity securities held by the underlying (such as mergers and spin-offs) may impact the variance between the performance of the underlying and its underlying index. Finally, because the underlying shares are traded on an exchange and are subject to market supply and investor demand, the closing value of the underlying may differ from the net asset value per share of the underlying.

During periods of market volatility, securities included in the underlying’s underlying index may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the underlying and the liquidity of the underlying may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the underlying. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell the underlying shares. As a result, under these circumstances, the closing value of the underlying may vary substantially from the net asset value per share of the underlying. For all of the foregoing reasons, the performance of the underlying may not correlate with the performance of its underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities and/or reduce your return on the securities.

▪	Changes that affect the underlyings may affect the value of your securities. The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the underlyings. We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make. Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Citigroup Global Markets Holdings Inc.

Information About the Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the S&P Financial Select Sector Index. The S&P Financial Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the financial sector, including companies from the following sub-industries: banks, thrifts and mortgage finance, diversified financial services, consumer finance, capital markets, mortgage REITs and insurance. The Financial Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including The Financial Select Sector SPDR® Fund. Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Financial Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLF.”

You may receive underlying shares of the Financial Select Sector SPDR® Fund at maturity. Therefore, in making your decision to invest in the securities, you should review the prospectus related to the Financial Select Sector SPDR® Fund on file at the SEC, which can be accessed via the hyperlink below.

Prospectus dated January 31, 2020: http://www.sec.gov/Archives/edgar/data/1064641/000119312520016793/d843854d485bpos.htm

The contents of that prospectus and any documents incorporated by reference therein are not incorporated by reference herein or in any way made a part hereof.

We have derived all information regarding the Financial Select Sector SPDR® Fund from publicly available information and have not independently verified any information regarding the Financial Select Sector SPDR® Fund. This pricing supplement relates only to the securities and not to the Financial Select Sector SPDR® Fund. We make no representation as to the performance of the Financial Select Sector SPDR® Fund over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Financial Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Financial Select Sector SPDR® Fund on May 29, 2020 was $23.41.

The graph below shows the closing value of the Financial Select Sector SPDR® Fund for each day such value was available from January 4, 2010 to May 29, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

When evaluating the historical performance of the shares of the Financial Select Sector SPDR® Fund contained below, you should bear in mind that the index tracked by the Financial Select Sector SPDR® Fund included a different composition of stocks prior to September 16, 2016 than it includes after that date, as described under “Summary Risk Factors—The index tracked by the Financial Select Sector SPDR® Fund underwent a significant change on September 16, 2016 and, as a result, the index tracked by the Financial Select Sector SPDR® Fund will differ in important ways from the index tracked by the Financial Select Sector SPDR® Fund in the past.” The historical performance of the shares of the Financial Select Sector SPDR® Fund might have been meaningfully different had the index included during the period prior to September 16, 2016 had the same composition of stocks as it includes after that date.

Citigroup Global Markets Holdings Inc.

Financial Select Sector SPDR® Fund – Historical Closing Values January 4, 2010 to May 29, 2020

Citigroup Global Markets Holdings Inc.

Information About the Industrial Select Sector SPDR® Fund

The Industrial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the Industrial Select Sector Index. The Industrial Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the industrials sector. The Industrial Select Sector Index includes companies in the following fourteen industries: (i) aerospace and defense, (ii) industrial conglomerates, (iii) marine, (iv) transportation infrastructure, (v) machinery, (vi) road and rail, (vii) air freight and logistics, (viii) commercial services and supplies, (ix) professional services, (x) electrical equipment, (xi) construction and engineering, (xii) trading companies and distributors, (xiii) airlines and (xiv) building products.

The Industrial Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of nine separate investment portfolios, including the Industrial Select Sector SPDR® Fund. Information provided to or filed with the SEC by The Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares of the Industrial Select Sector SPDR® Fund trade on the NYSE Arca, Inc. under the ticker symbol “XLI.”

You may receive underlying shares of the Industrial Select Sector SPDR® Fund at maturity. Therefore, in making your decision to invest in the securities, you should review the prospectus related to the Industrial Select Sector SPDR® Fund on file at the SEC, which can be accessed via the hyperlinks below.

Prospectus dated January 31, 2020: http://www.sec.gov/Archives/edgar/data/1064641/000119312520016793/d843854d485bpos.htm

The contents of that prospectus and any documents incorporated by reference therein are not incorporated by reference herein or in any way made a part hereof.

We have derived all information regarding the Industrial Select Sector SPDR® Fund from publicly available information and have not independently verified any information regarding the Industrial Select Sector SPDR® Fund. This pricing supplement relates only to the securities and not to the Industrial Select Sector SPDR® Fund. We make no representation as to the performance of the Industrial Select Sector SPDR® Fund over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Industrial Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Industrial Select Sector SPDR® Fund on May 29, 2020 was $67.67.

The graph below shows the closing value of the Industrial Select Sector SPDR® Fund for each day such value was available from January 4, 2010 to May 29, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Citigroup Global Markets Holdings Inc.

Industrial Select Sector SPDR® Fund – Historical Closing Values January 4, 2010 to May 29, 2020

Citigroup Global Markets Holdings Inc.

Information About the SPDR® S&P® Homebuilders ETF

The SPDR® S&P® Homebuilders ETF is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the performance of publicly traded equity securities of companies included in the S&P Homebuilders Select Industry Index. The S&P Homebuilders Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the GICS® homebuilding sub-industry of the S&P Total Market Index. The S&P Homebuilders Select Industry Index may also include companies in the following supplementary GICS® sub-industries: building products; home furnishings; home improvement retail; homefurnishing retail and household appliances.

The SPDR® S&P® Homebuilders ETF is managed by SsgA Fund Management Inc. (“SSgA FM”), an investment advisor to the SPDR® S&P® Homebuilders ETF, and the SPDR® Series Trust, a registered investment company. The SPDR® Series Trust consists of numerous separate investment portfolios, including the SPDR® S&P® Homebuilders ETF. Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the SPDR® S&P® Homebuilders ETF trade on the NYSE Arca under the ticker symbol “XHB.”

You may receive underlying shares of the SPDR® S&P® Homebuilders ETF at maturity. Therefore, in making your decision to invest in the securities, you should review the prospectus related to the SPDR® S&P® Homebuilders ETF on file at the SEC, which can be accessed via the hyperlinks below.

Prospectus dated October 31, 2019: https://www.sec.gov/Archives/edgar/data/1064642/000119312519276058/d802604d485bpos.htm

The contents of that prospectus and any documents incorporated by reference therein are not incorporated by reference herein or in any way made a part hereof.

We have derived all information regarding the SPDR® S&P® Homebuilders ETF from publicly available information and have not independently verified any information regarding the SPDR® S&P® Homebuilders ETF. This pricing supplement relates only to the securities and not to the SPDR® S&P® Homebuilders ETF. We make no representation as to the performance of the SPDR® S&P® Homebuilders ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the SPDR® S&P® Homebuilders ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the SPDR® S&P® Homebuilders ETF on May 29, 2020 was $42.15.

The graph below shows the closing value of the SPDR® S&P® Homebuilders ETF for each day such value was available from January 4, 2010 to May 29, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Citigroup Global Markets Holdings Inc.

SPDR® S&P® Homebuilders ETF – Historical Closing Values January 4, 2010 to May 29, 2020

Citigroup Global Markets Holdings Inc.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement. This discussion does not address the U.S. federal tax consequences of the ownership or disposition of the underlying shares that you may receive at maturity. You should consult your tax adviser regarding the U.S. federal tax consequences of the ownership and disposition of the underlying shares.

In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity for cash), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

•	If you receive the underlying shares (and cash in lieu of any fractional shares) at maturity, you should not recognize gain or loss with respect to the underlying shares received. Instead, you should have an aggregate tax basis in the underlying shares received (including any fractional shares deemed received) equal to your basis in the securities. Your holding period for any underlying shares received should start on the day after receipt. With respect to any cash received in lieu of a fractional share, you should recognize capital loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the portion of your tax basis in the securities that is allocable to the fractional share.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities

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should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $17.50 for each security sold in this offering. Broker-dealers affiliated with CGMI, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, and financial advisors employed by such affiliated broker-dealers will collectively receive a fixed selling concession of $17.50 for each security they sell.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

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The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Citigroup Global Markets Holdings Inc.

Notice to Canadian Investors

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.  Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this pricing supplement or an accompanying product supplement, prospectus supplement or prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

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